SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)


           COMMON STOCK-HI-SHEAR INDUSTRIES


          GAMCO INVESTORS, INC.
                                 7/11/96            5,500-            6.0000
                                 7/09/96           29,000-            6.1250
                                 6/28/96            2,000-            6.0938
                                 5/30/96            5,600-            6.1250
                                 5/23/96           10,000-            6.2500
                                 5/17/96            7,000-             *DO

























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.



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